UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): May 15, 2012

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA		17522-0457
(Address of principal executive offices)		(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 15, 2012, ENB Financial Corp (the "Company") held its 2012 Annual Meeting of Shareholders (the "Annual Meeting"). A total of 2,856,045 shares of the Company's common stock were entitled to vote as of March 16, 2012, the record date for the Annual Meeting. There were 1,865,526 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three (3) proposals. There were no broker non-votes. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 – Election of Class B Directors

The shareholders voted to elect three (3) Class B Directors to serve for a term of three (3) years and until their successors are elected and qualified. The results of the vote were as follows:

Name	For	Withheld
Willis R. Lefever	1,850,734	14,792
Donald Z. Musser	1,842,727	22,799
Judith A. Weaver	1,844,719	20,807

Proposal No. 2 – The approval and adoption of an amendment to Article 11 of the Corporation’s Articles of Incorporation eliminating preemptive rights.

The shareholders voted to approve and adopt an amendment to Article 11 of the Corporation’s Articles of Incorporation eliminating preemptive rights. The results of the vote were as follows:

For	Against	Abstain

1,777,857	77,683	9,986

Proposal No. 3 – The approval and adoption of the ENB Financial Corp 2011 Employee Stock Purchase Plan.

The shareholders voted to approve and adopt the ENB Financial Corp 2011 Employee Stock Purchase Plan. The results of the vote were as follows:

For	Against	Abstain

1,835,119	17,237	13,170

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Item 7.01	Regulation FD Disclosure

On May 15, 2012, Aaron L. Groff, Jr., President, & Chief Executive Officer of the Registrant, as well as other members of management, gave a presentation at the Annual Meeting. A copy of these slides and related material is included in this report as Exhibit 99.1 and is furnished herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Annual Meeting Presentation Slides.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: May 17, 2012	/s/ Scott E. Lied
Scott E. Lied
Treasurer
(Principal Financial Officer)

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EXHIBIT INDEX

EXHIBIT NO.

99.1	Annual Meeting Presentation Slides.

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